                                                                   EXHIBIT 23.2

                         CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of CenterPoint Properties Trust on Form S-3 of our report dated February 10, 1998 on our audits of the consolidated financial statements and financial statement schedules of CenterPoint Properties Trust and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K and of our report dated January 30, 1998, on our audit of the combined financial statement of the Other Acquisition II Properties for the year ended December 31,1996, which report is included in the Company's Current Report on Form 8-K/A No. 1 filed February 27, 1998. We also consent to the reference to our firm under the caption "Experts."


                                                    COOPERS & LYBRAND L.L.P.


Chicago, Illinois
April 1, 1998